UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2017

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2017, Verastem, Inc. (the “Company”) appointed Julie B. Feder, age 47, as Chief Financial Officer of the Company and entered into an employment agreement (the “Agreement”) between the Company and Ms. Feder, governing the terms of Ms. Feder’s employment for an indefinite term. This Agreement became effective on July 10, 2017, the first day of Ms. Feder’s employment with the Company.

Prior to joining the Company, Ms. Feder served for six years as Chief Financial Officer of the Clinton Health Access Initiative, where she was responsible for managing a global team across multiple departments. Ms. Feder had previously spent three years at Genzyme Corporation, first as Vice President of Internal Audit and also as Finance Integration Leader, where she managed the day-to-day operations of Genzyme’s global internal audit function. Ms. Feder began her career at Deloitte & Touche LLP, where she was Senior Manager of Audit, Consulting and Enterprise Risk Services. Ms. Feder holds a Bachelor of Science in Accounting from Yeshiva University’s Sy Syms School of Business.

Under the Agreement, Ms. Feder will receive an initial annual base salary of $340,000 and is eligible for an annual bonus target of 35% of her base salary.

Pursuant to the terms of the Agreement, on July 10, 2017, the Company granted Ms. Feder an employee inducement award of an option to purchase 370,000 shares of its common stock at an exercise price equal to $3.45, the closing price of the Company’s common stock as reported by the Nasdaq Global Market on July 10, 2017.  The stock option will vest at the rate of twenty-five percent (25%) on the one year anniversary of Ms. Feder’s date of hire, with the remaining shares vesting quarterly over the next three (3) years in equal quarterly amounts, subject to her continuing service with the Company.

Upon execution and effectiveness of a release of claims, Ms. Feder will be entitled to severance payments if the Company terminates her employment without Cause, as defined in the Agreement, or if Ms. Feder terminates her employment with the Company for Good Reason, as defined in the Agreement.

In connection with execution of the Agreement, Ms. Feder will enter into the Company’s standard Employee Non-Solicitation, Non-Competition, Confidential Information and Inventions Assignment Agreement.

A press release announcing Ms. Feder’s employment is filed as Exhibit 99.1 hereto.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Following Ms. Feder’s appointment, Joseph Chiapponi will no longer serve as the principal financial officer and principal accounting officer of the Company. He will continue to serve as Vice President, Finance.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: July 11, 2017	By:	/s/ Robert Forrester

Robert Forrester

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment agreement, dated July 10, 2017, by and between Verastem, Inc. and Julie B. Feder.

99.1	Press Release issued by Verastem, Inc. on July 11, 2017.